FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This first Amendment (this “Amendment”) to the Distribution Agreement dated as of April 4, 2018 (the “Agreement”), is entered into on March 18, 2019 (the “Execution Date”) by and between USA Mutuals (the “Client”) and Compass Distributors, LLC (“Foreside”), with an effective date of March 29, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the deletion of USA Mutuals WaveFront/Hedged Quantamental Opportunities Fund.

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

USAMUTUALS	COMPASS DISTRIBUTORS, LLC

By: /s/ Jordan L. Fletcher	By: /s/ Mark Fairbanks
Name: Jordan L. Fletcher	Name: Mark Fairbanks
Title: Chief Operating Officer	Title: Vice President

DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of March 29, 2019

FUNDS

USA Mutuals Vice Fund

•	USA Mutuals Vice Fund Investor Class Shares

•	USA Mutuals Vice Fund Institutional Class Shares

•	USA Mutuals Vice Fund Class A Shares

•	USA Mutuals Vice Fund Class C Shares

USA Mutuals Navigator Fund

•	USA Mutuals Navigator Fund Institutional Class Shares

A-1